Exhibit 99.1

Final Transcript

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Final Transcript
Nov. 19. 2008 / 4:30PM ET, DBRN - Q1 2009 Dress Barn Earnings Conference Call

Conference Call Transcript DBRN - Q1 2009 Dress Barn Earnings Conference Call Event Date/Time: Nov. 19. 2008 / 4:30PM ET

CORPORATE PARTICIPANTS

David Jaffe
Dress Barn - President & CEO

Armand Correia
Dress Barn - CFO & SVP

Keith Fulsher
Dress Barn - Chief Marketing Officer

Lisa Rhodes
Dress Barn - Chief Merchandising Officer, Maurice's

CONFERENCE CALL PARTICIPANTS

Chris Kim
JPMorgan - Analyst

Gary Giblen
Goldsmith & Harris - Analyst

Sam Panella
Raymond James - Analyst

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Final Transcript
Nov. 19. 2008 / 4:30PM ET, DBRN - Q1 2009 Dress Barn Earnings Conference Call

Robin Murchison
Sun Trust - Analyst

Greg Margolis
Physium - Analyst

Jeffrey Gunter
Beverly Capital Management - Analyst

PRESENTATION

Operator

Good afternoon, ladies and gentlemen. Welcome to the Dress Barn Incorporated fiscal first quarter conference call. (OPERATOR INSTRUCTIONS) As a reminder, this conference call is being recorded and will be available for replay later today. Information on how to access the replay is available in the earnings press release issued earlier today. I would like to remind participants that remarks made by management during the course of this call may contain forward-looking statements within the meaning of the Federal Securities Laws and Litigation Reform Act of 1995. These remarks are based on management's current expectations, estimates, and projections and are subject to a number of factors and uncertainties that could cause actual results to differ materially. A detailed discussion of the risk factors and cautionary statements are contained in the Company's filings with the SEC. I will now turn the call over to our host, Mr. David Jaffe, President and CEO.

David Jaffe - Dress Barn - President & CEO

Good afternoon. Thank you for joining us today to review our first quarter fiscal 2009 results. Joining me are Armand Correia, CFO, Keith Fulsher and Lisa Rhodes, Chief Merchandising Officers for Dress Barn stores and Maurice's stores.

First, I would like to start off with an overview. Dress Barn, Inc.'s comp sales drop of 1% for the first quarter, flat at Dress Barn division and minus 3% from Maurice's was a reflection of the difficult retail environment this fall. While the more seasonable weather this year helped business, economic concerns reduced our traffic and transaction counts across the board. This performance, while below our initial plan, was offset by strong inventory and cost control that enabled us to increase our earnings 5% over last year for an EPS of $0.32 versus $0.30 LY. The tone of business has been a particular concern in the 2.5 weeks since the quarter ended. Certainly the election, a Friday Halloween, and an Indian Summer were partially to blame, but the tenor of business is very weak. For this time period, comps were down high single digits at Dress Barn and off mid-single digits at Maurice's .

In response, we have moved quickly and aggressively to control our inventory and put incremental promotions in place to help drive traffic. Our outlook for the spring is cloudy at best, and given the current environment, we have taken an appropriately defensive stance during these difficult times until both of our divisions are very well-positioned. Our fashion focus allows higher end customers to trade down without sacrificing style, while our value prices and impactful promotions enable cash-strapped shoppers to stay within their budget. We will be refining our marketing and in-store displays to emphasize these two messages in the coming months. I will now turn it over to Armand for a review of our financial

Armand Correia - Dress Barn - CFO & SVP

Thank you, David. Reviewing our financial results for our first quarter fiscal 2009, net earnings increased to $20.5 million or $0.32 per share compared to $19.6 million, or $0.30 per share for the same quarter last year. This performance exceeded our expectations, given the 1% decrease in comp store sales. The year-over-year increase in quarterly earnings was primarily driven by increases in gross profit, related to merchandise margin improvement from our Dress Barn stores. Quarterly net sales increased 3%, to $376.4 million, versus the year ago quarter. The increase reflected the overall net store growth of 5%, combining both Dress Barn stores and Maurice's growth, offset by a quarterly comp store sales decline of 1%.

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Final Transcript
Nov. 19. 2008 / 4:30PM ET, DBRN - Q1 2009 Dress Barn Earnings Conference Call

By division, Dress Barn stores quarterly sales increased 2%, to $232.8 million, versus last year while comp store sales were flat. Dress Barn stores were up against easier comparisons from the prior year. Reviewing sales performance by region, the Northeast and the Midwest had the better results. While the West Coast and the Southeast, specifically Florida, had the weaker results. Customers in these areas were more affected by the housing market crisis and its impact on the local economy.

Reviewing some key Dress Barn stores sales components versus last year, Dress Barn stores do not monitor store traffic. But sales transactions decreased 1% to last year, average dollar sales increased 2%, to $68.35, reflecting lower markdowns. While average unit retail also increased 2%, to $21.98. Units per transaction, increased 1%, to 3.1 units.

Maurice's quarterly sales increased 6% to $143.6 million versus last year. The increase was driven by net store growth of approximately 11.5%, offset by a comp store sales decrease of 3%. This year's comp sales decrease compares to a strong increase of 8% last year for the same quarter. Reviewing sales performance by region for our Maurice's stores, the Midwest, and Mid-Atlantic had the better performances while the Northwest and Southeast, the weaker. Maurice's stores key sales components versus last year, include traffic decline of 5% during the quarter. Average dollar sales increased 1% to $50.64, which included a 1% increase in average unit retail to $18.17. Units per transaction were flat at 2.8 units. Our traffic conversion rate improved 2% versus last year and helped offset some of the traffic decline.

Moving on to gross profit, we were pleased with our performance, which was driven primarily from tight inventory control. Total company growth profit dollars grew by 5% to $147.2 million, versus last year. Gross profit percentage, increased 70 basis points to 39.1%, versus 38.4% last year. The year-over-year increase was primarily in merchandise margins from our Dress Barn stores. By division, gross profit percent for Dress Barn stores was 38.3%, an increase of 230 basis points versus last year's 36%. This year's increase was merchandise margin driven, primarily from lower markdowns. Gross profit percent for Maurice's stores was 40.4%, a decrease of 190 basis points versus last year's very strong 42.3%. The decrease was primarily from higher markdowns, and occupancy cost deleverage.

Total SG&A expenses for the quarter increased 6% to $102.7 million, or 27.3% of sales, versus $96.7 million, or 26.6% of sales last year. The 70 basis points increase was primarily due the the impact of deleveraging from the decrease in comp store sales. More specifically, there were increases in marketing spend during the quarter versus last year. That accounted for approximately 30 of the basis points, and store impairment charge, primarily related to Dress Barn stores which accounted for approximately 40 basis points. So therefore, excluding store impairment charge, the SG&A as a percent of sales over last year would have increased 30 basis points instead of the 70 basis points.

Total quarterly operating income dollars grew by 3.5% in line to the sales increase versus last year coming in at $32.3 million, or 8.6% of sales. This compares to last year's $31.2 million, and 8.6% of sales. By division, operating income percent for Dress Barn stores improved 240 basis points to 7.8% compared to 5.4%, last year. And again, the increase was merchandise margin related, from decreases in markdowns.

Maurice's stores operating income percent was 9.9% during the quarter compared to a very strong 14% last year. Last year's percent was driven by comp sales increases of 8% during the quarter, as well as strong merchandise margin performance. Maurice's operating income decreased 410 basis points this year to last year, which came from 190 basis points of this amount was a decrease of gross profit from increase to markdowns, occupancy cost deleverage, and the remaining 220 basis point increase was SG&A expenses from deleveraging and increases in marketing spend.

Our quarterly effective tax rate was 38.9%, slightly above last year's 38.5%. Our quarterly weighted average diluted shares outstanding were 64.9 million, a decrease to last year's 65.9 million shares. This year's decrease of approximately 1 million shares was due to less dilution from our 2.5% convertible senior note as a result of a lower average stock price compared to last year's. This year's average stock price during the quarter was $14.53 versus last year's average price of $16.92.

Moving on to our balance sheet, it continues to strengthen and remains highly liquid. We ended the quarter with cash and marketable securities of nearly $300 million or approximately $5 per average share. This compares to $198 million to the year ago quarter. Our marketable securities also include another line caption on the balance sheet of approximately $52 million, which our option rate securities either student loan obligation notes, which are 100% backed by the U.S. government. The issue with these investments is not risk, but liquidity. However, we are encouraged by recent developments on the redemption of these securities and have been notified on approximately $20 million of this amount for redemption. These settlements are expected to be at par.

Inventory levels were well controlled throughout the quarter at both Dress Barn and Maurice's stores, ending the quarter at $187 million, down 4% versus last year. And on a per square foot basis, inventories decreased 8% versus last year. By division, Dress Barn stores inventory was $117 million at cost, down 6% versus last year. And on a per square foot basis, inventory decreased 8% versus last year. Average store inventory levels were also down 7%, with fall-winter average store inventory levels down 12%. From Maurice's stores, total inventory was $70 million, flat to last year. However on a per square foot basis, inventories decreased 10% to last year, while average store inventory levels were also down 10%, with fall-winter average store inventory levels down 13%. I would now like to turn the call over to Keith Fulsher, Dress Barn stores Chief Merchandising Officer.

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Final Transcript
Nov. 19. 2008 / 4:30PM ET, DBRN - Q1 2009 Dress Barn Earnings Conference Call

Keith Fulsher - Dress Barn - Chief Marketing Officer

Thanks, Armand. For the quarter, we were pleased with the flat comp store performance of Dress Barn stores in spite of the difficult business environment. Our full product has resonated well with our customer, especially in our two key categories, sweaters and cut and sew knitwear. In sweaters, fashion cardigans in all shapes and sizes drove the business. The fine-gauge layering piece business also performed above plan, driven by a balanced assortment of styles from sleeveless looks to long sleeve items. In knitwear, print and novelty tops were very strong, in addition to key items [sol] layering pieces. Our early focus on denim, which has been merchandised in the front of our store for the entire season, drove the sales in our casual shop. Fashion outerwear performed extremely well with faux fur trims, faux leather, and vests all selling well. Our continued investment in special occasion apparel has paid dividends, as we exceeded our sales plan for the quarter.

On the negative side, the bottoms business outside of denim continued to struggle, as our customer chose to spend her limited funds to purchase fashion tops, at the expense of pants. The blouse business also softened, mainly due to the strength of the sweater category, and suits were down substantially to last year, due to a planned decrease in this down trending business. Our main focus remains on controlling our inventory level. As Armand has stated, average store inventory levels in the quarter were down 7% in total, with fall-winter levels down 12%. This clean inventory position allows us to transition more aggressively before choosing merchandise in November and December, rather than rely solely on fall markdowns to drive the business. This improved flow of merchandise should impact our sales and margins in a positive manner. That being said, the retail environment is currently much more promotional than last year. And business in November has not started out strong. We will move aggressively with additional promotions as needed to drive the traffic and keep our inventories current. In summary, I feel we are well positioned to weather a difficult business environment, given our focus on value priced fashion merchandise, coupled with strong inventory control. I would now like to turn it over to Lisa Rhodes, Chief Merchandising Officer of Maurice's.

Lisa Rhodes - Dress Barn - Chief Merchandising Officer, Maurice's

Thanks, Keith. As Armand mentioned, Maurice's posted a 3% comp decrease on last year's 8% comp increase. While disappointed with the quarter's results, our business showed improvement with early October receipts in the accompanying floor set. In general during the first quarter, we saw the customer behaving differently than in the past, both in terms of spending and selection. The product disappointments were predominantly in the casual collection. Neutral colors and basic styles performed well throughout the quarter as did trendy styles. However, many of the key fashion looks such as tunics, grandpa cardigans, leggings, and fashion denim underperformed to our expectation. Our shoe and jewelry results remain challenging. Conversely, we continue to see healthy results from our dressier Wear at Work collection. This shop was driven by knit tops and transitional weight sweaters which both posted strong comp increases throughout the quarter. Within accessories, sales of new fragrances and add-on items, such as fashion scarves, helped build UPTs and drove significant comp increases within these classifications. Our plus size division continued to gain traction during the quarter with casual and dressy knit tops and denim jeans posting double digit comp increases. In its second full year, the plus division is pacing to meet its sales and margin targets for the year, a significant improvement to last year's fall performance.

As we look ahead to the holiday selling season, we have taken a conservative stance with our investment, carrying 10% less inventory than last year on a per square foot basis heading into the second quarter. More importantly, inventory levels of the more perishable fall collection are 13% lower than a year ago. We have focused this inventory to make an impact on key gift-giving categories such as sweaters and hoodies, as well as stocking stuffers like scarves, fragrances, and slumber socks. This compelling product strategy will be paired with a strong promotional cadence stressing our fashion and value message. Complimenting the holiday gift-giving assortment, we will deliver new spring transitional collections in early December. These lifestyle collections offer new color and excitement, giving the customer a reason to buy.

To weather these challenging economic times, we are working harder than ever to shorten production lead times ensuring flexibility and preserving topline sales and margin results. With customers more cautious in their spending behavior, we remain focused on offering the product versatility, great shopping experience, and value our customers expect from Maurice's. Our continued commitment to developing unique concept shops plays to the customer focus, providing looks for all lifestyles and keeping Maurice's high on the customer's list of preferred stores. I would like to turn the call back over to David Jaffe.

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Final Transcript
Nov. 19. 2008 / 4:30PM ET, DBRN - Q1 2009 Dress Barn Earnings Conference Call

David Jaffe - Dress Barn - President & CEO

Thanks, Lisa. Touching on real estate, at Dress Barn for the fall season, Dress Barn opened 20 stores and is projected to close 15. Given the turmoil in the real estate market our best guess for spring is 15 openings and 7 closings. This would be a net square footage increase of 1% for the fiscal year. Maurice's opened 20 stores this fall, and expects to close four. Spring is less certain, but 30 to 35 openings are forecast with only one closing. Net square footage growth for the year will be about 7%.

In marketing for the first quarter, Dress Barn first. In this challenging economic climate, we continue to refine our marketing strategies to incent customer behavior and build market share. At Dress Barn, we remain committed to our most productive vehicle, direct mail, and have increased quantities to over 2 million pieces per mailer. During the first quarter, there were two major direct mail events, our Fall Preview mailer and our Fall Fashion book and postcard. These direct mail pieces drove positive increases across all metrics. We continue to see an improvement in the response rate lift of our promoted customers versus our control groups, indicating the importance of communicating Dress Barn's value message to our customers. Our Dress Barn credit card in the first quarter represented 27% of the market share, up almost 6% over last year. At Dress Barn during the second quarter, we anniversaried 3 mailers -- our Holiday book and postcard which just ended, our Holiday Scratch-Off postcard, and our January Private Sale. We will continue to mail to increased quantities, leveraging our most productive offers. Additionally, we are layering new harder hitting in-store window promotions, bounce backs, events like our Teacher VIP event and a Holiday toy drive, as well as an incremental Friends and Family event to drive new and existing customers in to our store.

November advertising and magazine supports our holiday offerings, and in PR we have significantly increased our national and local editorial coverage. At Maurice's in the first quarter, we mailed two direct mail promotions. The first was a back-to-school mailer targeting 1.7 million customers. In September, we targeted 1.8 million customers with our Girls Guide to Style. Combined, these mailers represented a 30% increase in quantity over last year. Promoted response rate lift versus our control group, was up over 8% and continues to underscore our customer's need for an incentive to shop. And in the first quarter, our Maurice's credit card represented almost 30% market share. In the second quarter, Maurice's current November mailing is posting a 50% increase in quantity over last year's promotion which mailed in December. The current promotion is demonstrating strong results overall, but is slightly behind last year's metrics. Additionally to help drive sales, we have layered new in-store promotions including Holiday Bonus Dollars as well as an event to boost gift card sales.

In concluding although we are pleased with the first quarter's results, the weakness of our current business, and our concern for the retail climate this spring, led us to reduce outlook for the rest of the year. For fiscal '09, we are now projecting EPS in the range of $0.90 to $1.00, assuming that comp sales for the balance of the year will be down mid-single digits. Our balance sheet is stronger than ever with $300 million in cash and marketable securities. In addition, we have a $100 million line of credit that can be expanded to $150 million at our request. Although we recently did repurchase 0.5 million shares of stock, we do not anticipate undertaking an aggressive buy back program at this time. Also, with respect to an acquisition, while we still have an interest in several other retailers, we will only be watching them until at least the new year.

Given the uncertainty of next year's economy and therefore, our business, we believe maintaining a strong, highly liquid balance sheet is the prudent strategy. However, this does not preclude us from continuing to invest in our future by opening new stores, remodeling existing ones, and upgrading technology. All of these investments will be made thoughtfully, with our primary concern being long-term ROI. With our new guidance and no immediate planned reductions to our $70 million CapEx budget, we expect to end the year with net free cash flow of $75 million. Thank you for your continued interest in Dress Barn, Inc. and I will now open it up for questions. Operator?

QUESTION AND ANSWER

Operator

Thank you. (OPERATOR INSTRUCTIONS) Your first question comes from the line of Chris Kim of JPMorgan. Please proceed.

Chris Kim - JPMorgan - Analyst

Hi, thanks.

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Final Transcript
Nov. 19. 2008 / 4:30PM ET, DBRN - Q1 2009 Dress Barn Earnings Conference Call

David Jaffe - Dress Barn - President & CEO

Hi, Chris.

Chris Kim - JPMorgan - Analyst

Hi. Armand, could you give us color in terms of what your expectations are for EBIT margins and comps by division for the fiscal year? At least directionally?

Armand Correia - Dress Barn - CFO & SVP

I think at this point, David has already given you the guidance, and we are looking at it. At this point, I think we want to keep it at the DB, Inc. level, and again the comps are going to -- we are looking at our estimates -- comps down in the mid-single digits. Certainly saying that, Dress Barn stores do have easier comparisons for the remainder of the year, but at this point, we need a little more clarity.

Chris Kim - JPMorgan - Analyst

Okay. And so, as you look at the current landscape, you have toned down your expectations. Do you -- it sounds like from a marketing perspective you are probably going to spend a little more this year as a percentage of sale assuming a negative mid-single digit comp?

Keith Fulsher - Dress Barn - Chief Marketing Officer

Certainly, as a percent of sale it's going to go up, but more importantly if you look in total dollars, I think you are also going to see it go up a bit as we throw in some of these incremental promotions, Chris.

Chris Kim - JPMorgan - Analyst

Okay. If that's the case, do you see any sort of opportunity to tweak SG&A lower, whether its corporate overhead or any other area, should the environment get materially worse?

David Jaffe - Dress Barn - President & CEO

If it gets materially worse, certainly we have to go back and look at all our expenses. Right now, I think we operate fairly leanly as it is. So we are comfortable where we are, if the weak climate continues through the holidays and into the spring, all bets are off and we have got to rethink our strategy.

Chris Kim - JPMorgan - Analyst

Okay. So from an SG&A dollar growth perspective, can we assume a similar growth rate for the year, excluding the asset impairment. So maybe a 3% to 4% increase in SG&A for the year? Is that fair?

David Jaffe - Dress Barn - President & CEO

That's a good goal. Obviously again, it's going to be predicated on the tone of the business. But again, as you well know, sometimes it's a situation trying to chase it a little, and it may be slightly higher than that.

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Final Transcript
Nov. 19. 2008 / 4:30PM ET, DBRN - Q1 2009 Dress Barn Earnings Conference Call

Chris Kim - JPMorgan - Analyst

Okay.

Armand Correia - Dress Barn - CFO & SVP

If the business does continue at this level.

Chris Kim - JPMorgan - Analyst

Okay. Just finally, you gave us the comp trend quarter to date. Any material differences week to week, just around the election etc. or pretty consistent?

David Jaffe - Dress Barn - President & CEO

It was bad, Chris. It was bad.

Chris Kim - JPMorgan - Analyst

Okay. Kind of throughout that whole period, it's pretty consistently --

David Jaffe - Dress Barn - President & CEO

I think we have all heard the same stories in the papers and from the street and whatever. It has been a very challenging couple of weeks because of the election because of Halloween and because of Indian Summer. Now, you have got the Thanksgiving shift that we are all facing, the week we are currently in. I think the cold weather certainly is certainly helping, and as we get past Thanksgiving, we will have a few weeks to see if Christmas happens or not. But we are being very conservative about it. You heard Chris and Lisa's comments about controlling inventory that's really our biggest concern right now.

Chris Kim - JPMorgan - Analyst

Okay. Alright, thanks so much. Congrats in a very difficult environment for hanging in there.

David Jaffe - Dress Barn - President & CEO

Thank you, Chris, appreciate it.

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Final Transcript
Nov. 19. 2008 / 4:30PM ET, DBRN - Q1 2009 Dress Barn Earnings Conference Call

Operator

Your next question comes from the line of Gary Giblen of Goldsmith and Harris. Please proceed.

Gary Giblen - Goldsmith & Harris - Analyst

Hi. Great job under the circumstances here. I know, David, you mentioned that you had planned suits down appropriately about 10% I think it was in inventory. If unemployment rates pick up a lot, would that be an incremental beyond what you are contemplating now in terms of careerwear and related items?

David Jaffe - Dress Barn - President & CEO

I will let Keith and Lisa answer it, but I tell you that we have career wear in many different shapes and forms, so suits specifically is down dramatically from where it was, but we also have suit separates and blazers and bottoms, a whole range.

Gary Giblen - Goldsmith & Harris - Analyst

That's why I'm trying to understand whether you're still vulnerable on career wear beyond --

Keith Fulsher - Dress Barn - Chief Marketing Officer

No, no, no. Career business is holding its own. The structured suit business is what we have been cutting back in. We took a pretty substantial chopping out of it for this past fall. That is our policy going forward. We are really going to continue to do that. It is not a growth category for us. We are investing more in separates as a way for career dressing to move forward. So, that was planned. We took the inventories down, and we reinvested in other departments and categories, and it paid off for us.

Lisa Rhodes - Dress Barn - Chief Merchandising Officer, Maurice's

At Maurice's, the strongest category we had was the Wear At Work collection. That was really driven by knit tops and lightweight sweaters. This could be an instance where Maurice's has been able to capitalize on some tradedowns from higher end retailers and fill the customer's market basket within our store.

Gary Giblen - Goldsmith & Harris - Analyst

Okay, great. Thank you very much, good luck.

Operator

Your next question comes from the line of Sam Panella of Raymond James. Please proceed.

Sam Panella - Raymond James - Analyst

Good afternoon, everyone. I know you gave the planned store opening and closings for Fall-Spring, but just wondering what the actual numbers were for the first quarter?

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Final Transcript
Nov. 19. 2008 / 4:30PM ET, DBRN - Q1 2009 Dress Barn Earnings Conference Call

David Jaffe - Dress Barn - President & CEO

We don't have it broken down by the quarter right in front of me, Sam, so if you just call Armand or me back --. Here it is, I am sorry. Dress Barn opened 18 and Maurice's opened 15.

Sam Panella - Raymond James - Analyst

Okay, great. I am just curious about new store productivity at Maurice's? And this could potentially just be a timing issue, but it looks like it has come down some? Wondering what you are seeing there as you expand the Maurice's division in to new markets?

David Jaffe - Dress Barn - President & CEO

It depends on the market. We have had more success in some than others, or as we gone into outlets, for example, versus small shadow centers versus metro fringe centers -- they have slightly different results. In general our core markets have performed better. Our new stores in core markets have performed better than our further distant markets, as you would expect. Overall, our new stores are running about 90% of our pro forma. We feel pretty good about them even in this market to be doing that well. Obviously, they are still very, very profitable at that level. And we are going to continue to see them grow, I believe. Both as the economy turns around and also our name gets better known in some of these more distant markets.

Sam Panella - Raymond James - Analyst

One last question. Are you seeing any let up when it comes to real estate negotiations?

David Jaffe - Dress Barn - President & CEO

It's certainly a case by case. A lot of the landlords are simply holding back because they can't get financing or they can't get the anchor tenants. So projects are being delayed. At the same time, we are seeing more opportunities in what we call secondary space, where it's an existing center and they have had vacancies and so we have opportunities to get into some of those centers or markets that we have been trying to for a while. We are actually very active because as you heard we are opening a fair number of stores between the two divisions, and there are not that many other guys of our use or our size out there in aggressive way like we are.

Sam Panella - Raymond James - Analyst

Okay, thank you, and good luck.

David Jaffe - Dress Barn - President & CEO

Thanks, Sam.

Operator

(OPERATOR INSTRUCTIONS) Your next question comes from the line of Robin Murchison of SunTrust. Please proceed.

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Final Transcript
Nov. 19. 2008 / 4:30PM ET, DBRN - Q1 2009 Dress Barn Earnings Conference Call

Robin Murchison - Sun Trust - Analyst

Thank you very much, and I will add my congratulations.

David Jaffe - Dress Barn - President & CEO

Thanks, Robin.

Robin Murchison - Sun Trust - Analyst

Did I hear correctly? You bought back half a million shares during the quarter?

David Jaffe - Dress Barn - President & CEO

Just about. Just under.

Robin Murchison - Sun Trust - Analyst

Just under a half million shares. Obviously, you have got the wherewithal to buy more. What would it take -- how do you think about going back in and buying more at this point?

David Jaffe - Dress Barn - President & CEO

Well, we have a back and forth on it. We have a general principle that we like to buy shares at a minimum to eliminate share creep from options. Having said that, as the world turned into a more volatile place in the last couple of months, we thought it would be prudent just to sit on our cash. Then, in the last month or two, to see the dramatic drop in value of a lot of our friends, I think, may create a interesting opportunity to find a partner in the next year or so. So to have the cash, especially when the credit markets are very tight, I think it is only a wonderful strength that we have as we go into the new year whether it's just to continue to have the wherewithal of what I will call war chest. Or, in terms of being able to at the right time, make a more aggressive move to buy back our own stock.

Robin Murchison - Sun Trust - Analyst

Right, and keep your pattern dry. Can you tell us how much you spent on the slightly less than half a million shares.

David Jaffe - Dress Barn - President & CEO

Our average price was about $8.50 or so.

Robin Murchison - Sun Trust - Analyst

Okay.

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Final Transcript
Nov. 19. 2008 / 4:30PM ET, DBRN - Q1 2009 Dress Barn Earnings Conference Call

Armand Correia - Dress Barn - CFO & SVP

So we spent a little above $4 million.

Robin Murchison - Sun Trust - Analyst

Okay.

David Jaffe - Dress Barn - President & CEO

Back when $8.50 looked like a steal.

Robin Murchison - Sun Trust - Analyst

I agree. For Keith, interestingly, so it sounds like career separates and then casual dominating in terms of preference in your division. And then over at Maurice's, Wear To Work picking up vis-a-vis casual. Is there a trend with that older mature customer, Keith, just away from staid looks?

Keith Fulsher - Dress Barn - Chief Marketing Officer

Definitely. We definitely have been seeing that trend. That is one of the reasons why -- the two suit business, where you have one price for a jacket and a skirt or a pant. We have been winding down because that has been less and less accepted, and it's more about mix and match separates, whether it is a little bit more in the structure side or a little bit more in the fashion side. That's where the action is, and that's where really we have invested our money. And both of those businesses are doing well, in addition to special occasion our dressy business exceeded plan for the quarter. We seem to have all three doing fairly well at this point.

Robin Murchison - Sun Trust - Analyst

Any comments on EVOS?

Keith Fulsher - Dress Barn - Chief Marketing Officer

Yes, EVOS is up and running now in 200 stores. We are pleased with the performance. We continue to tweak the assortments as we find what the customer is responding to. And we are kind of happy, and we roll that out now for spring. We start a march out to 400 stores in Dress Barn, and our first hundred stores in Dress Barn Women. We are really going forward with this. Average unit retail is about 20% to 25% higher than the core Dress Barn assortments. We have found that as long as the fashion is right the customer is giving us credit for that, so we think we have a nice new label in our store right now.

Robin Murchison - Sun Trust - Analyst

Then, back to Armand, actually. I half-heard what you said the November comp to dates were for the two divisions. I thought you said high single digit down for which one?

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Final Transcript
Nov. 19. 2008 / 4:30PM ET, DBRN - Q1 2009 Dress Barn Earnings Conference Call

David Jaffe - Dress Barn - President & CEO

Dress Barn.

Robin Murchison - Sun Trust - Analyst

Dress Barn, okay. Maurice's? So far?

David Jaffe - Dress Barn - President & CEO

Mid-single digit down.

Robin Murchison - Sun Trust - Analyst

If comps for -- trying to get a grip on the sensitivity. If we plan to continue issuing trends for the balance of the year, looks like EPS might be more in the range of $0.60, I'm coming up with about $0.60, $0.65? Does that sound reasonable?

Armand Correia - Dress Barn - CFO & SVP

Say that again.

Robin Murchison - Sun Trust - Analyst

If comps were down high single digits for the balance of the year, just sensitivity analysis, from a projected decline.

David Jaffe - Dress Barn - President & CEO

For DB, Inc?

Robin Murchison - Sun Trust - Analyst

Just sort of all in.

David Jaffe - Dress Barn - President & CEO

If we are saying now that $0.90 to $1.00 is mid single digits. If we went to high single digits, you could easily drop that $0.10 to $0.15 on the back of an envelope.

Robin Murchison - Sun Trust - Analyst

Okay.

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Final Transcript
Nov. 19. 2008 / 4:30PM ET, DBRN - Q1 2009 Dress Barn Earnings Conference Call

David Jaffe - Dress Barn - President & CEO

We could certainly, unfortunately, the further down you go, the less squeezing you have got available because you have already squeezed with the first drop.

Robin Murchison - Sun Trust - Analyst

Absolutely, your leverages get more nonexistent.

David Jaffe - Dress Barn - President & CEO

Right, you have got less variable as you get further down.

Robin Murchison - Sun Trust - Analyst

If you are earn $0.50, it is still a cheap stock. Thank you very much. Good luck, guys.

Operator

Your next question comes from the line of Jeffrey Gunter of Beverly Capital Management. Please proceed.

David Jaffe - Dress Barn - President & CEO

We can't hear him if he is talking. Operator?

Operator

Yes, sir. Your next question then will come from the line of Gary Giblen of Goldsmith and Harris. Please proceed, sir.

Gary Giblen - Goldsmith & Harris - Analyst

Hi, just wondered whether you have fully contemplated impacted going out of business sales. Like say with Mervyns or some other cases where there is overlap. And what is the rough quantification of the impact on the coming Holiday quarter.

David Jaffe - Dress Barn - President & CEO

Gary, there are a fair number of Mervyns, but not that many that overlap with us. And then if you look around at all the other GOVs, there are a couple here and a couple there, but not enough that we think it's going to materially impact our business.

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Final Transcript
Nov. 19. 2008 / 4:30PM ET, DBRN - Q1 2009 Dress Barn Earnings Conference Call

Gary Giblen - Goldsmith & Harris - Analyst

Okay. That's great. Do you think that the holiday season could get more intentionally promotional than it is now? Or is it pretty well set in stone it's going to be super promotional.

David Jaffe - Dress Barn - President & CEO

Well, I would use a vulgarism about a bear doing its business in the woods, but . I think no question it's going to get worse, Gary, because it's a shorter holiday season. And if you look at the fall performance of whether its department stores or the big chains or whatever. Everybody almost to a man is down double digits. And as you know, nobody plans to be down double digits so the inventory is backed up. They have got spring coming in, so you don't have to be a genius to see that they are going to have to get rid of that inventory at whatever cost. I see as dramatic as the markdowns that we are seeing now pre-Thanksgiving are, I think it's only going to get

Gary Giblen - Goldsmith & Harris - Analyst

Okay. Finally, to what extent are you seeing a fall off in gift cards, as the NRF has talked about, and others, and so forth?

David Jaffe - Dress Barn - President & CEO

At both divisions, we have seen a slight drop, low to mid single digits, but for both divisions we really don't see the big dollars until December. The numbers we are talking about are fairly de minimis, and the big numbers, as I say, are the weeks before Thanksgiving, and Christmas. The last one or two weeks are really big. So we have got some promos as you may have heard to help drive gift card sales and hopefully maintain our volume.

Gary Giblen - Goldsmith & Harris - Analyst

Okay, got it. Thanks, David.

David Jaffe - Dress Barn - President & CEO

Thanks, Gary.

Operator

Your next question comes from the line of Greg [Margolis] of [Physium]. Please proceed.

Greg Margolis - Physium - Analyst

Hi, David. Good job, guys. Just curious, what your plans are in it terms of growing Internet sales? How you are thinking about that? I know it's been something you have discussed in the past. Just to talk about the future of the Internet for you guys?

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Final Transcript
Nov. 19. 2008 / 4:30PM ET, DBRN - Q1 2009 Dress Barn Earnings Conference Call

David Jaffe - Dress Barn - President & CEO

Sure. The Internet is something that we are now going after very seriously at Maurice's. We are in the final throes of negotiation with a several third party vendors. We hope to make a decision in the next several weeks. Once we have signed with a vendor, we are off to the races. And we are hoping to get off the ground for back-to-school. That may be a little aggressive, but we think it's feasible. And then assuming things go well there, the hope would be to launch Dress Barn's e-commerce site for spring of 2010. So six months later.

Greg Margolis - Physium - Analyst

And any sense for, as we look out, let's say 12 to 18 months. How big of a business it can be for you guys?

David Jaffe - Dress Barn - President & CEO

The rule of thumb when you talk to all the smart guys, that at maturity it could probably be 5% of your sales. You probably have seen or had conversations with more managers or companies than I have, but that's the kind of number we are looking at and are hopeful we will be able to obtain over a three to five year ramp-up period.

Greg Margolis - Physium - Analyst

Thanks a lot.

David Jaffe - Dress Barn - President & CEO

Thanks Gary.

Operator

Your next question comes from the line of Jeffrey Gunter of Beverly Capital Management. Please proceed.

Jeffrey Gunter - Beverly Capital Management - Analyst

Thank you. I would like to know I heard the purchase buy back of like $8.50. Am I mistaken it was a purchase buy back at $17 a share? In fiscal 2008? Which I saw in [Value] Line, of 1.63 million shares.

David Jaffe - Dress Barn - President & CEO

Fiscal 2008, yes, the stock was a whole lot higher back then, unfortunately. As I mentioned earlier, we have a policy of trying to buy back a little stock every year to eliminate our share creep. Back then, as we all go back and look at the two or five year charts, Dress Barn stock had been much higher, and so again at $17, we were feeling that was a reasonable amount.

Jeffrey Gunter - Beverly Capital Management - Analyst

Which is reasonable. My question is, if you were willing to buy back then, why wouldn't you buy back now?

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Final Transcript
Nov. 19. 2008 / 4:30PM ET, DBRN - Q1 2009 Dress Barn Earnings Conference Call

David Jaffe - Dress Barn - President & CEO

Can I ask you, do you think the world is the same place it was a year and a half ago? Do you think the market is the same place it was a year and a half ago?

Jeffrey Gunter - Beverly Capital Management - Analyst

If I did, I would commit myself to an institution.

David Jaffe - Dress Barn - President & CEO

I think you answered that question.

Jeffrey Gunter - Beverly Capital Management - Analyst

Absolutely not. I'm happy with the response.

David Jaffe - Dress Barn - President & CEO

Thank you very much. Next question, please.

Operator

Your next question is from the line of Robin Murchison of SunTrust. Please proceed.

Robin Murchison - Sun Trust - Analyst

Just a follow-up. David and Armand, you recently amended your letter of credit for provision to $35 million, to be allocated either to additional share repurchase or to invest in another. Just piggybacking off of that, I want to -- if we could go back a year ago, you were talking more about an acquisition, and now I hear language "strategic partnership". I just want you to explain what the change in thinking might be, if anything?

David Jaffe - Dress Barn - President & CEO

Well, you know acquisition sounds a little more coldhearted, I think, than partnership. And I think when we look at the markets, there are a lot of great values and a lot of great companies. And with limited access to debt financing, even with our cash balance, it may behoove us to look at doing partnerships with companies of a similar size to get the overhead synergies and the best practice, and etc. as we learned at Maurice's. I don't think we are looking at going after a company and just acquiring it and taking it over and throwing out management. We are really looking to find a partner that can provide complimentary strengths both ways.

Robin Murchison - Sun Trust - Analyst

That's good. Thank you very much.

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Final Transcript
Nov. 19. 2008 / 4:30PM ET, DBRN - Q1 2009 Dress Barn Earnings Conference Call

Operator

Mr. Jaffe, there are no further questions in the queue.

David Jaffe - Dress Barn - President & CEO

Thank you, operator. Thank you, everyone, for listening in today. We wish everyone Happy Holidays, and we will speak to you in the new year.

Operator

Thank you for your participation in today's conference. This concludes the presentation. You may now disconnect. Have a great day.

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